Medamicus, Inc. File no. 0-19467
                                                                    Exhibit 99.3



FOR IMMEDIATE RELEASE                                   CONTACT: JIM HARTMAN
                                                                 MEDAMICUS, INC.
                                                                 (763) 577-2212


JULY 22, 2003

    MEDAMICUS, INC. TO ACQUIRE OPERATING ASSETS OF BIOMEC CARDIOVASCULAR INC.


Medamicus, Inc. today announced that it has entered into a definitive agreement to acquire the operating assets of BIOMEC Cardiovascular Inc. ("BCI"), a Minneapolis based developer and manufacturer of implantable stimulation leads, lead delivery systems and accessories for cardiac rhythm management and neuromodulation. BCI is a subsidiary of BIOMEC Inc., a privately held medical technology company headquartered in Cleveland, Ohio.

The definitive agreement provides for the acquisition by Medamicus of substantially all of the assets of BCI through a newly formed, wholly owned subsidiary of Medamicus. Medamicus has agreed to pay $18.0 million at closing, plus or minus specified adjustments. In addition, under the agreement, Medamicus has agreed to make a contingent payment based on total 2003 sales of BCI prior to the acquisition and Medamicus's BCI unit after the acquisition and a second contingent payment based upon sales of the Medamicus BCI unit's proprietary products in 2004 in excess of 2003 proprietary sales.

Under the agreement, Medamicus is obligated to pay at closing not less than $7.0 million in cash and not less than $7.0 million through issuance of newly issued Medamicus, Inc. common stock valued at $7.50 per share. The remaining $4.0 million, subject to the adjustments, is payable by Medamicus at its option either in cash or by an additional issuance of Medamicus common stock valued at $7.50 per share or a combination of cash and stock. If Medamicus paid the minimum amount of the closing price in stock, it would issue 933,333 shares, and if Medamicus paid the estimated maximum amount of the closing price in stock, it would issue 1,466,667 shares. As of July 18, 2003, Medamicus had 4,739,293 shares of common stock outstanding.

Each of the 2003 and the 2004 Contingent Payment is to be made in a combination of cash and of stock valued at the then-current market price.

Jim Hartman, President and CEO of Medamicus, said, "I am pleased to announce this business combination with BCI. We expect this transaction to significantly expand our product line into complementary high growth markets, broaden our intellectual property portfolio, diversify our OEM customer base and add to our team of skilled and experienced managers and employees. BCI's business model of OEM sales coupled with proprietary product development is similar to that of Medamicus. The combination with BCI will materially enhance our ability to continue to provide world-class, value-added design and manufacturing services to OEM customers such as Bard, Cook, Guidant, Medtronic and St. Jude Medical. BCI's sales more than doubled to $4.5 million in the first half of 2003 compared to the same period in 2002 and we expect that its sales for all of 2003 will be in excess of $9 million."

Trevor O. Jones, BIOMEC's Chairman and CEO, who will be elected to the Medamicus board and become its new Vice Chairman, stated that "BIOMEC's board enthusiastically endorses this opportunity and considers it a sound investment in a dynamic company with outstanding growth potential. The combination is an excellent synergistic fit of the two companies to the benefit of all shareholders." Mr. Jones added "this combination does not impact BIOMEC's Cleveland operations, which will continue in their current form."

Vince Owens, President and CEO of BCI, said "Biomec Cardiovascular's sales have grown significantly over the last nine months due to our focused strategy on proprietary permanent implantable leads and delivery systems targeted for the cardiac rhythm management and neuromodulation markets. This business combination will allow us to accelerate the development of new specialized implantable leads with delivery systems that enable less invasive and more efficient placement in and on the heart, brain and spinal cord."

The board of directors of Medamicus, Inc. as well as the boards of directors of BCI and BIOMEC Inc., have approved the acquisition and unanimously recommended approval by its respective shareholders. Besides requiring approval by the shareholders of Medamicus and BIOMEC Inc., the transaction is subject to SEC review, the absence of material adverse events and other customary closing conditions. The transaction is expected to close on or about September 30, 2003. Franklin Capital Partners, Inc. initiated this transaction on behalf of Medamicus and served as exclusive acquisition adviser to Medamicus. Goldsmith, Agio, Helms & Lynner, LLC reviewed the transaction for fairness from a financial point of view to the Medamicus shareholders and provided an opinion to that effect to the Medamicus board of directors. The issuance of the Medamicus common stock requires the approval of the Medamicus shareholders under applicable Nasdaq listing standards. As a condition of the agreement, Medamicus will apply for listing of its common stock on the Nasdaq National Market System.

Medamicus, Inc., based in Plymouth, Minnesota, is a medical products company engaged in the design, development, manufacture and marketing of percutaneous delivery systems. Its products include venous vessel introducers, safety needles and other disposable delivery products for use in the implantation of pacemakers, defibrillators, catheters and infusion ports sold through OEM relationships with other medical device companies.

Headquartered in Minneapolis, Minnesota, BIOMEC Cardiovascular Inc. is a developer and manufacturer of implantable stimulation leads, lead delivery systems, and lead accessories for cardiac rhythm management, neuromodulation, and hearing -restoration markets. Headquartered in Cleveland, Ohio, BIOMEC Inc. is a leading researcher, developer and manufacturer of advanced medical technologies.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by some statements made herein. All forward-looking statements involve risks and uncertainties. A number of factors that could cause results to differ materially are discussed in our Annual Report on Form 10-KSB for the year ended December 31, 2002. Among the factors that could cause results to differ materially are the following: the ability of Medamicus to obtain approval of the transaction by Medamicus and BIOMEC shareholders; the ability of Medamicus to successfully integrate the acquired business; Medamicus's dependence upon a limited number of key customers for its revenue; Medamicus's dependence upon licensing agreements with third parties for the technology underlying some of its products, especially the safety needle; the ability of Medamicus to negotiate and enter into safety needle supply agreements with major medical device companies, and the ability of Medamicus and these customers to achieve market acceptance of the safety needle; Medamicus's ability to effectively manufacture its safety needle using its automated safety needle assembly equipment in anticipated required quantities; Medamicus's ability to successfully manufacture and introduce its FlowGuard valved peelable introducer; Medamicus's ability to develop or acquire new products to increase its revenues; Medamicus's ability to attract and retain key personnel; introduction of competitive products; patent and government regulatory matters; economic conditions; and Medamicus's ability to raise capital. All forward-looking statements of Medamicus, whether written or oral, and whether made by or on behalf of Medamicus, are expressly qualified by these cautionary statements. In addition, Medamicus disclaims any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Medamicus intends to file a registration statement on Form S-4 in connection with the transaction, and Medamicus and BIOMEC Inc. intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Investors and security-holders of Medamicus and BIOMEC are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the companies, the transaction, the persons soliciting proxies relating to the transaction, their interests in the transaction, and related matters. When available, investors and security-holders may obtain a free copy of the joint proxy statement/prospectus at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from either of the companies.